EXHIBIT 16

May 15, 2012

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Ascend Acquisition Corp.

Commission file no.: 000-51840

We have read Item 4.01 of Ascend Acquisition Corp.’s Form 8-K to be filed with the Commission on or about May 15, 2012, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas